      As filed with the Securities and Exchange Commission on May 19, 2000

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             HA-LO INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                               ------------------


           ILLINOIS                                              36-3573412
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             5980 WEST TOUHY AVENUE
                              NILES, ILLINOIS 60714
                                 (847) 647-2300
  (Address, including zip code, and telephone number, including area code, of
                        Registrant's executive offices)

                               ------------------

          HA-LO INDUSTRIES, INC. 1997 STOCK PLAN (AMENDED AND RESTATED)
          -------------------------------------------------------------
                            (Full title of the plan)

                                GREGORY J. KILREA
                             CHIEF FINANCIAL OFFICER
                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                              NILES, ILLINOIS 60714
                                 (847) 647-2300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

                             BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    TITLE OF SECURITIES               AMOUNT               PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
     TO BE REGISTERED            TO BE REGISTERED       OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
       Common Stock,
       no par value              3,000,000 shares            $6.65625 (1)              $19,968,750.00              $5,272 (2)
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 16, 2000. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the above-referenced Plan.

(2) This Registration Statement registers additional shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan, as amended and restated, for which Registration Statement Nos. 333-28361, 333-48961 and 333-66849 are currently effective.
         Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

================================================================================

                                  INTRODUCTION

         Registration Statement No. 333-28361 was filed with the Securities and Exchange Commission (the "Commission") on June 3, 1997 by HA-LO Industries, Inc. (the "Corporation" or the "Registrant") to register 1,500,000 shares of its common stock, no par value (the "Common Stock"), issuable pursuant to the HA-LO Industries, Inc. 1997 Stock Plan (Restated) (the "Plan"). Registration Statement No. 333-48961 was filed with the Commission on March 31, 1998 to register an additional 1,500,000 shares of Common Stock issuable pursuant to the Plan, as amended and restated. Registration Statement No. 333-66849 was filed with the Commission on November 5, 1998 to register an additional 3,000,000 shares of Common Stock issuable pursuant to the Plan, as amended and restated. Registration Statement Nos. 333-28361, 333-48961 and 333-66849 are still effective. On February 19, 1999, the Corporation effected a 3-for-2 stock split in the form of a stock dividend, resulting in a total of 9,000,000 shares of Common Stock being issuable pursuant to the Plan, as amended and restated. This Registration Statement is being filed to register 3,000,000 additional shares of the Common Stock issuable by the Corporation pursuant to the Plan, as amended and restated.

         Except as modified hereby, the contents of the Corporation's Registration Statements No. 333-28361, No. 333-48961 and No. 333-66849 are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "HA-LO 10-K");

         (b)      Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000;

         (c)      Current Report on Form 8-K, dated May 12, 2000;

         (d)      Current Report on Form 8-K, dated January 21, 2000; and

         (e) The description of the Company's Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

Exhibit
  No.             Description
-------           -----------

4.1               HA-LO Industries, Inc. 1997 Stock Plan (Amended and Restated)

5.1               Opinion of Neal, Gerber & Eisenberg

23.1              Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)

23.2              Consent of Arthur Andersen LLP

24.1              Powers of Attorney (included in the signature pages hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 18, 2000.

         HA-LO INDUSTRIES, INC.

         By:      /s/ John R. Kelley, Jr.
            -----------------------------------------------
                  John R. Kelley, Jr.
                  Chief Executive Officer

         We, the undersigned officers and directors of HA-LO Industries, Inc., hereby severally constitute John R. Kelley, Jr., Gregory J. Kilrea and Barry J. Shkolnik, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable HA-LO Industries, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such documents.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 18, 2000 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLE

         /s/ John R. Kelley, Jr.               Chief Executive Officer
         -----------------------------         (Principal Executive Officer)
         John R. Kelley, Jr.

         /s/ Lou Weisbach                      Chairman of the Board
         -----------------------------
         Lou Weisbach

                                               Vice Chairman
         -----------------------------
         Linden D. Nelson

         /s/ Gregory J. Kilrea                 Chief Financial Officer
         -----------------------------         (Principal Financial Officer and
         Gregory J. Kilrea                     Principal Accounting Officer)

         /s/ Bradley A. Keywell                President and Director
         -----------------------------
         Bradley A. Keywell

         /s/ Eric Lefkofsky                    Chief Operating Officer,
         -----------------------------         Vice President and Director
         Eric Lefkofsky

         /s/ Thomas Herskovits                 Director
         -----------------------------
         Thomas Herskovits

         /s/ Marshall J. Katz                  Director
         -----------------------------
         Marshall J. Katz

         /s/ Seymour N. Okner                  Director
         -----------------------------
         Seymour N. Okner

                                               Director
         -----------------------------
         Brian M. Hermelin